Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7335
ASHFORD HOSPITALITY PRICES PREFERRED STOCK OFFERING
DALLAS — (April 13, 2011) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has priced an underwritten offering of 3,000,000 shares of 9.000% Series E Cumulative Preferred Stock at $25.00 per share. The annual dividend for the preferred stock is $2.25 per share, payable quarterly. The offering is expected to close on or about April 18, 2011.
Ashford expects to use the net proceeds of the offering to either repurchase a portion or all of the Company’s Series B-1 Cumulative Preferred Stock, all of the shares of which are currently held by Security Capital Preferred Growth Incorporated, with any excess proceeds being used to pay down the Company’s secured credit facility or for general corporate purposes.
Citi, BofA Merrill Lynch and UBS Investment Bank served as joint book-running managers for the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any preferred stock nor shall there be any sale of such stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the prospectus supplement and prospectus related to the offering may be obtained from Citi, Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, or by calling (800) 831-9146; BofA Merrill Lynch, 100 West 33rd Street, 3rd Floor, New York, New York 10001, Attention: Syndicate Operations or email dg.prospectus_requests@baml.com, or by calling 800-294-1322; or UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, NY 10171, or by calling 1-877-827-6444 (ext. 561-3884).
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, second mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s website at www.ahtreit.com.
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Prices Preferred Stock Offering

April 13, 2011
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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